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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  February 23, 2001


                          TRANSOCEAN SEDCO FOREX INC.
            (Exact name of registrant as specified in its charter)


           Cayman Islands           333-75899                 N/A
           (State or other         (Commission          (I.R.S. Employer
           jurisdiction of         File Number)        Identification No.)
           incorporation)


                     4 Greenway Plaza, Houston, TX  77046
             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code:  (713) 232-7500
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Item 5.  Other Events

   On January 31, 2001, TSF Delaware Inc. ("Merger Sub"), a Delaware corporation and an indirect wholly owned subsidiary of Transocean Sedco Forex Inc., a company organized under the laws of the Cayman Islands ("Transocean"), merged (the "Merger") with and into R&B Falcon Corporation, a Delaware Corporation ("R&B Falcon"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 19, 2000, by and among Transocean, R&B Falcon, Merger Sub and Transocean Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Transocean. Under the terms of the Merger Agreement, at the effective time of the Merger, (i) each share of common stock of R&B Falcon was converted into the right to receive 0.5 Transocean ordinary shares, (ii) three designees of R&B Falcon's pre-Merger board of directors became directors of Transocean and (iii) R&B Falcon became an indirect wholly owned subsidiary of Transocean.


R&B Falcon Corporation reports results of operations for the year ended December 31, 2000:

   R&B Falcon Corporation ("the Company") reported a net loss for 2000 of $58.0 million ($1.35 per diluted share after preferred stock dividends, accretion and tender offer premium of $206.8 million) compared to a net loss of $69.5 million ($.54 per diluted share after preferred stock dividends and accretion of $33.7 million) for 1999. The 2000 results included a $176.0 million gain on the sale of the Company's Gulf of Mexico and Israeli oil and gas properties reported in development operating expenses. Deepwater operating expenses for 2000 included a $22.1 million write-down of four supply boats in Africa.

   Operating revenues increased $126.4 million in total from 1999 to 2000. The deepwater fleet revenues increased $57.8 million as a result of the activation of the Deepwater Millennium and Deepwater Expedition in the fourth quarter of 1999 and the Deepwater Nautilus in the second quarter of 2000, partially offset by lower utilization of the J.W. McLean and lower average dayrates on the Paul
B. Loyd, Jr., M.G. Hulme, Jr. and the Henry Goodrich. Revenues from the shallow and inland water fleets increased $69.8 million and $22.7 million, respectively, primarily due to higher utilization and dayrates for the domestic jack-ups and barges. Revenues from engineering services and land operations decreased $27.5 million with a reduced number of international turnkey wells completed as a result of the cancellation of a multi-well turnkey contract in Venezuela in the first quarter of 2000, partially offset by an increase in the number of domestic turnkey wells completed.

   Operating expenses increased $94.2 million fleetwide in 2000 compared to 1999 excluding the $176.0 million gain on the sale of certain oil and gas properties and $22.1 million write-down of four supply boats. This increase was primarily due to the activation of the Deepwater Millennium and Deepwater Expedition in the fourth quarter of 1999 and the Deepwater Nautilus in the second quarter of 2000 and higher utilization of the remaining fleet partially offset by a $2.5 million gain on the sale of the Falcon Ice and Falcon Duchess. Engineering services and land operations included loss provisions of $10.3 million relating to three domestic turnkey wells. In 1999, inland water included a gain of $16.1 million from insurance recoveries relating to the total loss of a drilling barge

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and shallow water included an $8.3 million gain due to the insurance settlement for the loss of the W.D. Kent's derrick equipment.

   Included in 2000 results was a $13.8 million charge compared to a charge in 1999 of $34.7 million resulting from the write-down of surplus equipment arising from the cancellation of four drillship conversion projects in 1998.

   The $31.9 million increase in depreciation and amortization expense in 2000 from 1999 was attributable to the activation of the Deepwater Millennium, Deepwater Expedition and the Falcon 100 in the latter part of 1999 and the Deepwater Nautilus and Deepwater Navigator in 2000.

   General and administrative expenses decreased $8.4 million in 2000 primarily due to $6.6 million of executive termination expense and $1.5 million of employee incentive compensation expense incurred in 1999.

   Included in 2000 results were $6.1 million of expenses related to the merger with Transocean Sedco Forex Inc.

   The $53.2 million increase in interest expense in 2000 as compared to 1999 was a direct result of the issuance of $1.0 billion of senior notes in March 1999 and a $250.0 million project financing in August 1999. Also, there was an $18.9 million decrease in capitalized interest following the completion of most of the significant upgrade and new build projects.

   The Company recognized a loss from equity investees plus related revenue and expenses of $11.5 million in 2000 compared to income from equity investees of $3.5 million in 1999. The loss in 2000 consisted of a $30.4 million loss primarily due to provisions associated with an impaired drilling contract for the Deepwater Frontier, offset by $5.1 million of income from the Deepwater Pathfinder and a $15.7 million gain from the sale of the Company's investment in Navis ASA in November 2000.

   The $80.4 million increase in income tax expense in 2000 as compared to 1999 was due to the increase in income and in valuation allowances attributable to foreign tax credits.

   Minority interest increased $16.4 million primarily due to an increase in Reading & Bates Development Co.'s ("Devco") net income offset by a decrease in Arcade Drilling's net income. Arcade Drilling reported net income in 2000 and 1999 of $20.8 million and $46.9 million, respectively, and Devco reported net income of $166.2 million in 2000 and a net loss of $5.8 million in 1999. The decrease in Arcade Drilling's net income was primarily due to lower dayrates on the Henry Goodrich in 2000. The increase in Devco's net income was due to the gain on the sale of its Gulf of Mexico and Israeli oil and gas properties.

   Included in 1999 results was an extraordinary loss of $1.7 million on the extinguishment of certain debt obligations.

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   In December 2000, the Company acquired all of the Company's outstanding
13.875% Senior Cumulative Redeemable Preferred Stock at prices of $1,300 per share (369,307.049 shares) and $1,156.09 per share (36.05 shares) and as a result the Company recorded a charge to net loss applicable to common stockholders for a tender offer premium of $110.8 million and the write-off of unamortized discount and expenses of $49.2 million.

   The Company's Condensed Consolidated Balance Sheet as of December 31, 2000 and 1999 and Consolidated Statement of Operations for the three months and for the year ended December 31, 2000 and 1999 are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7. Exhibits

     99.1 -- R&B Falcon Corporation Condensed Consolidated Balance Sheet as of December 31, 2000 and 1999.

     99.2 -- R&B Falcon Corporation Consolidated Statement of Operations for the three months ended December 31, 2000 and 1999, and for the year ended December 31, 2000 and 1999.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2001

                              Transocean Sedco Forex Inc.

                                  /s/  ROBERT L. LONG
                              By:_______________________________________________
                                       Robert L. Long
                                       Executive Vice President and
                                       Chief Financial Officer

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